UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market *

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

On April 28, 2026, Sangamo Therapeutics, Inc. (the “Company”) received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with Nasdaq’s minimum bid price requirement. The Company’s common stock was suspended from trading on Nasdaq, and began trading on the OTCQB Venture Market, on May 5, 2026. The Company requested, and completed, a hearing before a Nasdaq Hearings Panel for the purposes of appealing the delisting determination. The timely request for a hearing has stayed delisting but did not stay the trading suspension of the Company’s common stock.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K under the heading “Stalking Horse Asset Purchase Agreements” is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On June 23, 2026 (the “Petition Date”), Sangamo Therapeutics, Inc. (the “Company”) filed a voluntary petition (Case No. 26-10989) for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such case, the “Case”). The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure its ability to continue operating in the ordinary course of business, the Company has filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”). In addition, the Company filed with the Court a motion seeking approval of debtor-in-possession financing in the form of the DIP Facility (as defined and described below) to fund post-petition operations and costs in the ordinary course.

The Company’s objective in the Case is to maximize value for its stakeholders, which may be achieved through the sale of all or substantially all assets to the highest bidder or bidders. Additional information about the Case, including access to Court documents, is available online at https://www.veritaglobal.net/SangamoTherapeutics, a website administered by Verita Global, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Stalking Horse Asset Purchase Agreements

Lilly Stalking Horse Asset Purchase Agreement

On June 22, 2026, the Company entered into an asset purchase agreement (the “Lilly Stalking Horse APA”) by and among the Company, the Company’s wholly-owned subsidiaries, Merope Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Eli Lilly and Company (“Lilly”), and Lilly (solely as guarantor for purposes of section 10.21 of the Lilly Stalking Horse APA). Pursuant to the Lilly Stalking Horse APA, the Company has agreed to sell, and Lilly has agreed to acquire, subject to the terms and conditions contained therein, the Company’s technology platforms, including its AAV capsid engineering platform including the Company’s proprietary novel capsid known as STAC-BBB and related next-generation variants and related technology; its zinc finger protein technology platform; its Modular Integrase genome editing platform; the Company’s prion disease program (ST-506); certain intellectual property rights relating to the foregoing; and the Company’s rights to receive certain payments on account of certain of its outlicensing agreements, including the right to receive future milestone and royalty payments thereunder (collectively, the “Lilly Assets”), and to assume certain specified liabilities of the Company (collectively, the “Lilly Liabilities” and such acquisition of the Lilly Assets and assumption of the Lilly Liabilities, the “Lilly Transaction”) for total consideration of $50 million plus assumption of the Lilly Liabilities. Under the Lilly Stalking Horse APA, Lilly has agreed to serve as the “stalking horse” bidder in respect of the Lilly Assets, and the Lilly Transaction remains subject to higher or otherwise better bids.

The Lilly Transaction, and the designation of Lilly as a stalking horse bidder, is subject to the approval of the Court. As a proposed stalking horse bidder, Lilly’s offer to purchase the Lilly Assets and assume the Lilly Liabilities, as set forth in the Lilly Stalking Horse APA, would serve as the minimum, or floor, bid. On June 23, 2026, the Company filed a motion with the Court seeking authority to sell the Lilly Assets to Lilly pursuant to Section 363 of the Bankruptcy Code, subject to higher or otherwise better bids, approval of the proposed bidding procedures, designation of Lilly as a stalking horse bidder for the Lilly Assets, and a motion requesting a hearing on approval of the bidding procedures (the “Sale Motion”).

The Lilly Stalking Horse APA contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Lilly Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Court authorizing and approving the Lilly Transaction, the performance by each party of its obligations under the Lilly Stalking Horse APA and the material accuracy of each party’s representations, as well as a condition related to the treatment of the Company’s outbound licensing agreements.

The Lilly Stalking Horse APA contains customary termination provisions, including rights exercisable by either party or by Lilly alone upon the occurrence of specified events, including failure to satisfy specified case milestones, material breach by the other party, and the occurrence of certain Court or case-related events adverse to Lilly.

The foregoing summary of the Lilly Stalking Horse APA is not complete and is qualified in its entirety by reference to the full text of the Lilly Stalking Horse APA, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

The representations, warranties and covenants set forth in the Lilly Stalking Horse APA have been made only for purposes of the Lilly Stalking Horse APA and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Lilly Stalking Horse APA instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Lilly Stalking Horse APA may change after the date of the Lilly Stalking Horse APA and do not purport to be accurate as of the date of this Current Report on Form 8-K. Accordingly, investors should not rely upon the representations and warranties in the Lilly Stalking Horse APA as statements of factual information.

Astellas Stalking Horse Asset Purchase Agreement

On June 22, 2026, the Company entered into an asset purchase agreement (the “Astellas Stalking Horse APA”) with Gene Therapies Inc., a Delaware corporation and a subsidiary of Astellas Pharma Inc. (“Astellas”), pursuant to which the Company has agreed to sell, and Astellas agreed to acquire, subject to the terms and conditions contained in the Astellas Stalking Horse APA, all of the assets of the Company primarily related to isaralgagene civaparvovec, the Company’s product candidate for the treatment of Fabry Disease (collectively, the “Astellas Assets”), and to assume certain specified liabilities of the Company (collectively, the “Astellas Liabilities” and such acquisition of Astellas Assets and assumption of Astellas Liabilities, the “Astellas Transaction” and together with the Lilly Transaction, the “Transactions”), for total consideration of $25 million payable at closing plus up to an additional $25 million payable upon the achievement of certain specified milestones. Under the Astellas Stalking Horse APA, Astellas has agreed to serve as the “stalking horse” bidder in respect of the Astellas Assets, and the Astellas Transaction remains subject to higher or otherwise better bids.

The Astellas Transaction, and the designation of Astellas as a stalking horse bidder, is subject to the approval of the Court. As a proposed stalking horse bidder, Astellas’ offer to purchase the Astellas Assets and assume the Astellas Liabilities, as set forth in the Astellas Stalking Horse APA, would serve as the minimum, or floor, bid. On June 23, 2026, the Company filed a motion with the Court seeking authority to sell the Astellas Assets to Astellas pursuant to Section 363 of the Bankruptcy Code, subject to higher or otherwise better bids, approval of the proposed bidding procedures, designation of Astellas as a stalking horse bidder for the Astellas Assets, and the Sale Motion.

The Astellas Stalking Horse APA contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Astellas Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Court authorizing and approving the Astellas Transaction, the performance by each party of its obligations under the Astellas Stalking Horse APA and the material accuracy of each party’s representations.

The Astellas Stalking Horse APA contains customary termination provisions, including rights exercisable by either party, by Astellas alone, or that arise automatically upon the occurrence of specified events, including material breach by the other party, failure to satisfy specified case process deadlines, and the occurrence of certain Court or case-related events adverse to Astellas.

The foregoing summary of the Astellas Stalking Horse APA is not complete and is qualified in its entirety by reference to the full text of the Astellas Stalking Horse APA, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

The representations, warranties and covenants set forth in the Astellas Stalking Horse APA have been made only for purposes of the Astellas Stalking Horse APA and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Astellas Stalking Horse APA instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Astellas Stalking Horse APA may change after the date of the Astellas Stalking Horse APA and do not purport to be accurate as of the date of this Current Report on Form 8-K. Accordingly, investors should not rely upon the representations and warranties in the Astellas Stalking Horse APA as statements of factual information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the filing of the Case, Northridge ATM, LLC (together with its subsidiaries, affiliates, designees, and assignees, the “DIP Lender”) agreed to provide debtor-in-possession financing to the Company (the “DIP Facility”), pursuant to which, and subject to the satisfaction of the applicable conditions precedent contained therein, including the entry by the Court of appropriate orders relating to the same (the “DIP Orders”), the DIP Lender would provide the Company with a DIP Facility in an aggregate principal amount of up to $30 million. Borrowings under the DIP Facility would be senior secured obligations of the Company, secured by a first priority lien on substantially all assets of the Company and its subsidiaries (“Collateral”), and a superpriority claim, subject to customary carve-outs and permitted liens.

The DIP Facility is expected to contain customary covenants for comparable debtor-in-possession financing arrangements, including covenants mandating compliance by the Company with a 13-week budget, among others. The proceeds of all or a portion of the proposed DIP Facility may be used for, among other things, post-petition working capital and other general corporate purposes of the Company, payment of costs to administer the Case, fees and expenses payable under the DIP Facility, interest and other amounts payable under the DIP Facility, and any other purpose not prohibited by the DIP Orders.

The DIP Facility is subject to approval by the Court, which has not been obtained at this time. The Company is seeking (i) interim approval of the initial draw of the DIP Facility in the amount of up to $10.5 million at an interim hearing before the Court, and (ii) final approval of the full DIP Facility at a final hearing before the Court.

All obligations under the DIP Facility shall be due and payable in full in cash on the earliest to occur of the following (such earliest date, the “DIP Termination Date”): (i) December 30, 2026; (ii) the effective date of any Chapter 11 plan with respect to the Company; (iii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (together, the “Loan Parties”) pursuant to Section 363 of the Bankruptcy Code, provided that, for the avoidance of doubt, the consummation of either the transactions contemplated by the Lilly Stalking Horse APA or the transactions contemplated by the Astellas Stalking Horse APA, individually, shall not constitute a sale or other disposition of all or substantially all of the assets of the Loan Parties; (iv) the acceleration of the borrowings under the DIP Facility following the occurrence and during the continuance of an event of default under the loan documents governing the DIP Facility (the “DIP Documents”); (v) dismissal or conversion of the Chapter 11 Case into a case under Chapter 7 of the Bankruptcy Code, or the appointment of a trustee or examiner in the Chapter 11 Case; or (vi) thirty-five (35) days after the Petition Date, unless the final DIP order has been entered by the Court on or prior to such date, unless otherwise extended in writing by the DIP Lender in its sole discretion.

The DIP Documents are expected to contain customary events of default for debtor-in-possession financings of this type, including, among others, failure to comply with the approved budget and related covenants, failure to achieve specified milestones, entry of an order obtaining additional financing on a senior or pari passu basis without the DIP Lender’s consent, unless such financing provides for the payment in full of the obligations under the DIP Facility, and entry of an order appointing a trustee or examiner in the Chapter 11 Case.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On June 18, 2026, the Company’s Board of Directors approved a restructuring of the Company’s operations and a corresponding reduction in workforce. The Company expects the restructuring to result in the elimination of approximately 51 roles in the United States, or approximately 40% of the Company’s workforce. The Company notified employees affected by restructuring on June 22, 2026. The Company will continue to advance the Company’s platforms and programs that are the subject of the Lilly Stalking Horse APA and the Astellas Stalking Horse APA with a workforce consisting of approximately 77 employees.

The Company expects to incur incremental expenses in the range of approximately $3.0 million to $4,0 million related primarily to severance and employee health benefit obligations, and estimates that it has made approximately $0.5 million in cash payments related to accrued paid time off. The Company does not expect to recognize a stock-based compensation expense for impacted employees related to vested awards and has not modified the affected employees’ stock awards in a manner that would result in additional expenses. The charges that the Company expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the restructuring.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report include statements concerning, among other things, the Case, the Company’s ability to complete the Transactions and its ability to continue operating in the ordinary course while the Case is pending, expectations concerning the Company’s reduction in force, and other statements that are not historical fact. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks related to the consummation of the Transactions; (ii) potential adverse effects of the Case on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court of the motions filed in the Case; (iv) objections to the Transactions, the bidding procedures, or other pleadings filed that could protract the Case; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements, including the DIP Facility; (vii) the Company’s ability to maintain relationships with suppliers, vendors, partners, employees and other third parties and regulatory authorities as a result of the Case; (viii) the effects of the Case on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Court’s rulings in the Case, including the approvals of the terms and conditions of the Transactions, and the outcome of the Case generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Case; (xi) risks associated with third party motions in the Case, which may interfere with the Company’s ability to consummate the Transaction or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; (xiii) exposure to potential litigation, including related to the Transactions, and inherent risks involved in a bankruptcy process; (xiv) the occurrence of any event, change or other circumstances that could give rise to the right of the Company, Lilly or Astellas to terminate the applicable asset purchase agreement; (xv) the possibility that the anticipated benefits of the Transactions are not realized when expected or at all; (xvi) the possibility that the Transactions may be more expensive to complete than anticipated; (xvii) diversion of management’s attention from ongoing business operations and opportunities; (xviii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or announcement or completion of the Transactions; (xiv) the risk that the Company will not realize the anticipated benefits of its reduction in force; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: June 23, 2026	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary